EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-123184 and 333-115649) and Form S-3 (File No. 333-120146) of NATIONAL COAL CORP. of our report dated February 11, 2005 (except as to the last four paragraphs of Note #9, which date is March 29, 2005), included in this Amendment No. 1 to Annual Report on Form 10-KSB/A of NATIONAL COAL CORP. for the fiscal year ended December 31, 2004.



/S/ GORDON, HUGHES & BANKS, LLP
-------------------------------
Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
December 27, 2005